UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2022

Gevo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2022, Gevo, Inc. (“Gevo”) entered into a Fuel Sales Agreement (the “Agreement”) with American Airlines, Inc. (“American Airlines” and, together with Gevo, the “Parties” and, each, a “Party”) pursuant to which Gevo agreed to supply 100 million gallons per year of sustainable aviation fuel (“Fuel”) to American Airlines. Under the Agreement, Gevo expects to deliver to Fuel to American Airlines produced at one or more future Gevo production facilities that are to be developed, financed and constructed. American Airlines will pay Gevo based on an index price, plus an additional price per gallon. Under the Agreement, the Parties allocate between themselves certain environmental attributes generated in connection with the Fuel.

The Agreement became effective on July 18, 2022 and will continue in full force and effect until the fifth anniversary of the date upon which Gevo notifies American Airlines that Gevo’s production facility has achieved commercial operation and is able to produce and deliver the Fuel pursuant to the Agreement (unless earlier terminated pursuant to its terms).

The Parties may terminate the Agreement in the event that certain conditions precedent related to the development of the Fuel production facilities are not met or if certain customary events of default or other circumstances occur and are not cured within a certain time period. Upon the termination of the Agreement due to an event of default, the non-defaulting Party will be entitled to remedies at law or equity, subject to customary limitations on liability contained in the Agreement. Such remedies may include damages for replacement Fuel, which could be significant.

The Agreement contains certain customary representations, warranties, covenants and confidentiality provisions, and also contains mutual indemnification obligations. All Fuel delivered by Gevo shall meet certain quality specifications established in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Fuel Sales Agreement, dated July 18, 2022, by and between Gevo, Inc. and American Airlines, Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

† Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and is the type of information that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[*****]”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: July 22, 2022	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Vice President - General Counsel and Secretary